STOCK EXCHANGE AGREEMENT

     This Stock Exchange Agreement (the "Agreement"), entered into this 26 th day of September 2000, by and among Magellan Filmed Entertainment, Inc., a Nevada Corporation ("Magellan"), and all of the Shareholders of The Nickel Palace, Inc., a Nevada corporation (the "Nickel Palace"), who are Michael Garrity, Mike Gabrawy, and Marc Fusco (collectively referred to as the "Shareholders").

                              W I T N E S S E T H :

     WHEREAS, Magellan has an authorized capital of 200,000,000 shares of Common Stock, $0.001 Par Value per share (the "Magellan Common Stock"), of which as at July 17, 2000, 48,329,509 shares are issued and outstanding, together with Warrants (the "Magellan Warrants", ) to purchase shares of the Magellan Common Stock (which two securities shall be collectively referred to as the "Magellan Securities"), as well as 50,000,000 shares of Preferred Stock, Par Value $0.001 per share, of which no shares are issued and outstanding;

     WHEREAS, Nickel Palace has an authorized capital of 10,000,000 shares of Common Stock, $0.001 Par Value per share (the "Nickel Palace Common Stock"), of which 1,000,000 shares are issued and outstanding, together with Warrants (the "Nickel Palace Warrants") to purchase shares of the Nickel Palace Common Stock (which securities shall be collectively referred to as the "Nickel Palace Securities");


                                                           WARRANTS
                                     NO. OF SHS.      TO PURCHASE SHS.
            NAME OF                  OF NICKEL            OF NICKEL
           SHAREHOLDER            BEFORE EXCHANGE      BEFORE EXCHANGE
          -------------          ---------------      ---------------

         Michael Garrity           333,334 Shares       149,997 Shares
         Mike Gabrawy              333,333 Shares       149,997 Shares
         Marc Fusco                333,333 Shares       149,997 Shares

     WHEREAS, Magellan desires to acquire the Nickel Palace Common Stock and the Nickel Palace Warrants from the Shareholders, and, in exchange therefor, to issue to the Shareholders Magellan Common Stock and Magellan Warrants;

     WHEREAS, the Shareholders desire to acquire the Magellan Common Stock and the Magellan Warrants from Magellan, and, in exchange therefor, to surrender to Magellan their Nickel Palace Common Stock and their Nickel Palace Warrants;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.

                           EXCHANGE OF STOCK; CLOSING

     Section  1.1.  Exchange  of  Securities.

     At the Closing (as defined in Section 1.2) each of the Shareholders shall transfer and assign to Magellan all of his Nickel Palace Securities, by delivering to Magellan certificates representing their respective holdings of the Nickel Palace Securities duly endorsed for transfer. In exchange therefor, Magellan shall issue to the Shareholders the number of shares of Magellan Common Stock and Magellan Warrants set forth below:




                                                                      Warrants                Warrants
                          No. of Shs.            No. of Shs        To purchase Shs.        To Purchase Shs.
   NAME OF                of Nickel              of Magellan           of Nickel              of Magellan
 SHAREHOLDER          BEFORE EXCHANGE          AFTER EXCHANGE       BEFORE EXCHANGE         AFTER EXCHANGE
-------------        -----------------         ---------------     -----------------       ----------------

Michael Garrity       333,334 Shares          1,000,000 Shares      149,997 Shares           500,000 Shares
Mike Gabrawy          333,333 Shares          1,000,000 Shares      149,997 Shares           500,000 Shares
Marc Fusco            333,333 Shares          1,000,000 Shares      149,997 Shares           500,000 Shares





     To effect such issue of its Nickel Palace Securities of capital stock, Magellan shall prepare and issue an irrevocable letter of instructions, dated as of the Closing Date, addressed to Magellan's Transfer Agent, directing and authorizing said Transfer Agent to issue Certificates representing Magellan Common Stock and Magellan Warrants to the Shareholders as set forth above.

 Section  1.2.  The  Closing.

     The exchange of the Magellan Securities for the Nickel Palace Securities, as set forth in Section 1.1 hereof (the Closing), shall take place at the office of Magellan Filmed Entertainment, Inc., 8756 122nd Avenue NE, Kirkland, Washington 98033 or at such other location as the parties may determine, on September 26, 2000 (Closing Date), or such other time or place as the Parties hereto shall agree to in writing.

Section  1.3.  Closing  Information.

     The parties hereto, at or prior to the Closing Date, shall deliver to each other the schedules, documents, financial statements and other information identified or described in this Agreement (the Closing Information). All actions taken and Closing Information delivered at the Closing or prior thereto shall be deemed taken or delivered simultaneously at the Closing and no action shall be deemed taken, or any Closing Information deemed delivered, until all actions have been taken and all Closing Information has been delivered.

 Section  1.4.  Directors  and  Officers  of  Nickel  Palace.

     At the Closing, the directors and officers of Nickel Palace shall submit their resignations and, at the same time, shall elect new directors designated by Magellan.



                                   ARTICLE II.

                  REPRESENTATION AND WARRANTIES OF THE PARTIES

 Section  2.1.  General  Representations  and  Warranties.

     Each  party  hereby  warrants  and  represents  to  each  other party that:

          (a)  If  it  is  a  corporation,  it:

     (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly authorized to conduct business,

     (ii) is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, and

     (iii) has full power and authority to carry on its business as now conducted and is entitled to own, lease or operate all of its properties and assets wherever located.

     b) It or he has full power and authority to enter into, deliver and perform this Agreement.

     (c) Neither the execution, delivery, consummation or performance of this Agreement requires the approval or consent of, or notice to, any third party, or violates any law, regulation or agreement to which it is subject and that it is in compliance with all provisions of any material agreement to which it is a party.

 Section  2.2.  Representations  and  Warranties  of  the  Shareholders.

     Each  of  the  Shareholders  warrants  and  represents  to  Magellan  that:

     (a) He is the owner, beneficially and of record, of the Nickel Palace Securities set forth in the Preamble to this Agreement, free and clear of any liens, mortgages, claims, charges, security interests, encumbrances or other restrictions or limitations affecting its ability to transfer the same to Magellan. By delivery of the Nickel Palace Securities to Magellan at the Closing in exchange for Magellan Securities, Magellan will acquire good and marketable title to such securities, free and clear of any liens, mortgages, claims, charges, security interest or encumbrance. Other than Warrants to the Shareholders, there is no right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise receive from each such person any Nickel Palace Securities of capital stock or any other securities of the Nickel Palace, and he does not have any such right, option or other agreement to acquire any such Nickel Palace Securities or other securities of the Nickel Palace from Magellan or any other person.

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will

     (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which the Nickel Palace or such Shareholder is a party or by which either of them may be bound; or

     (ii) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body against or binding upon either Magellan or the Nickel Palace.

     (c) the Nickel Palace has an authorized capitalization, and the number of securities issued and outstanding, consisting of the Nickel Palace Securities, all as set forth in the Preamble to this Agreement.

     (d) All of the outstanding Nickel Palace Securities have been duly authorized, validly issued and are fully paid and nonassessable. There are no other classes of capital stock of Nickel Palace authorized or outstanding. Other than in connection with the offering described in Section 1.5 hereof, there are no rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreement of any kind to purchase or otherwise to receive from Magellan any of the outstanding, authorized but unissued or treasury shares of the capital stock or any other securities of Magellan and no securities or obligations of any kind convertible into such capital stock exist in favor of any person, firm or corporation.

     (e) Except for its interest in Rennie's Landing, LLC, the Nickel Palace does not directly or indirectly own nor has it made any investment in any of the capital stock of, or any other proprietary interest in, any other person including but not limited to joint ventures and partnerships.

     (f) Prior to Closing, the Shareholders shall deliver to Magellan a true and complete copy of the Articles of Incorporation of Industries, certified by the Secretary of State of Nevada, Bylaws certified by the Secretary of the Nickel Palace as in effect on the date hereof and the stock records of the Nickel Palace which will be true and complete.

     (g) (i) The financial statements of the Nickel Palace, including the footnotes thereto, to be delivered to Magellan as part of the Closing Information will be true and complete.

     (ii) Since the date of the Balance Sheet of the Nickel Palace included in such financial statements, there has been no material adverse change in the assets, properties, business operations or financial condition of the Nickel Palace.

     (h) the Nickel Palace has recorded no income tax liability on the Balance Sheet included in the financial statements of the Nickel Palace.

     (i) Schedule 2.2(h) sets forth as of the date hereof all of the following contracts and other agreements to which the Nickel Palace is a party or by which its assets or properties are bound or subject:

     (i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative,

     (ii) contracts or agreements with suppliers, whether written or oral, for the purchase of equipment or services;

     (iii) contracts and other agreements for the sale of any of its assets or properties, tangible or intangible, other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of their assets or properties;

     (iv)  joint  venture  agreements;

     (v) contracts or other agreements under which the Nickel Palace agrees to indemnify any party, other than through performance bonds, or to share tax liability of any party;

     (vi) contracts and other agreements relating to the purchase by the Nickel Palace of any operating business or the capital stock of any other person, under which the Nickel Palace has any ongoing or unsatisfied liability or obligation;

     (vii) options for the purchase of any asset, tangible or intangible, for an aggregate purchase price of more than $1,000;

     (viii) contracts and other agreements and instruments relating to the borrowing or lending of money;

     (ix) contracts and other agreements pursuant to which the Nickel Palace has been granted a license to use the technology of a third party, whether a subject of a patent, patent application, or otherwise, to produce and sell its products or systems.

There have been delivered or made available to Magellan true and complete copies of all of the contracts and other agreements set forth on Schedule 2.2 (h) or on any other Schedule. All of such contracts and other agreements are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, and the Nickel Palace has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default under any of them, nor, to the best knowledge of the Shareholders is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

     (j) The information furnished by or on behalf of the Nickel Palace in connection with this Agreement and the transactions contemplated hereby does not to the best of their knowledge contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading. Other than economic conditions effecting the industry in which the Nickel Palace operates, there is no fact known to the Shareholders which has not been disclosed to Magellan in writing which materially adversely affects or, insofar as the Shareholders can now foresee will materially adversely affect the Nickel Palace assets and the operations or financial condition of the Nickel Palace.


Section  2.3.  Representations  and  Warranties  Magellan.

     Magellan  warrants  and  represents  to  the  Shareholders  that:

     (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which Magellan is a party or by which it may be bound or (ii) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body against or binding upon Magellan.

     (b) Magellan has the authorized capitalization, and the number of securities issued and outstanding, consisting of the Magellan Securities and the Magellan Preferred Stock, all as set forth in the Preamble to this Agreement. All of the outstanding Magellan Securities have been duly authorized, validly issued and are fully paid and nonassessable. There are no other classes of capital stock of Magellan authorized or outstanding. Except as disclosed in Magellan's Financial Statements as of June 30, 2000, there are no rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreement of any kind to purchase or otherwise to receive from Magellan any of the authorized but unissued Nickel Palace Securities of the capital stock or any other securities of Magellan and no securities or obligations of any kind convertible into such capital stock exist in favor of any person, firm or corporation.

     (c) Prior to Closing, Magellan shall deliver to the Shareholders a true and complete copy of the Certificate of Incorporation of Magellan, certified by the Secretary of State of Nevada, and Bylaws certified by the Secretary of Magellan as in effect on the date hereof.

     (d) (i) The financial statements of Magellan, including the footnotes thereto, to be delivered to Magellan as part of the Closing Information have been prepared in conformity with generally accepted accounting principles and fairly present the financial condition and results of operations of Magellan as of June 30, 2000.

     (ii) Since June 30, 2000 there has been no material adverse change in the assets, properties or financial condition of Magellan.

     (e) Schedule 2.3 (e) sets forth as of the date hereof all of the following contracts and other agreements to which Magellan is a party or by which its assets or properties are bound or subject:

     (i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative,

     (ii) contracts or agreements with suppliers, whether written or oral, for the purchase of equipment or services;

     (iii) contracts and other agreements for the sale of any of its assets or properties, tangible or intangible, other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of their assets or properties;

     (iv)  joint  venture  agreements;

     (v) contracts or other agreements under which Magellan agrees to indemnify any party, other than through performance bonds, or to share tax liability of any party;

     (vi) contracts and other agreements relating to the purchase by Magellan of any operating business or the capital stock of any other person, under which Magellan has any ongoing or unsatisfied liability or obligation;

     (vii) options for the purchase of any asset, tangible or intangible, for an aggregate purchase price of more than $1,000;

     (viii) contracts and other agreements and instruments relating to the borrowing or lending of money; and

     (ix) contracts and other agreements pursuant to which Magellan has been granted a license to use the technology of a third party, whether a subject of a patent or otherwise, to produce and sell its products.

     There have been delivered or made available to the Shareholder true and complete copies of all of the contracts and other agreements set forth on
Schedule  2.3(e)  or  on  any  other  Schedule.

     All of such contracts and other agreements are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, and Magellan has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default under any of them, nor, to the best knowledge of Magellan is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

     (f) Except as set forth on Schedule 2.3(f) or as reflected in the notes to the Financial Statements, Magellan owns outright and has good and marketable title to all of Magellan's assets, including, without limitation, all of the assets, receivables and properties reflected on the Financial Statements, in each case free and clear of any lien, security interest or other encumbrance, except for

     (i)  immaterial  assets  and  properties;

     (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since June 30, 2000.

     (iii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of material men, carriers, landlords and like persons, all of which are not yet due and payable; or

     (iv) minor liens or other encumbrances of a character that do not substantially impair the assets or properties of Magellan or detract materially from its business.

     (g) All documents, Schedules, Exhibits and other materials delivered or to be delivered by or on behalf of Magellan to the Shareholders in connection with this Agreement and the transactions contemplated hereby are, to the best of Magellan's knowledge, true and complete. The information furnished by or on behalf of Magellan in connection with this Agreement and the transactions contemplated hereby does not, to the best of Magellan's knowledge, contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading.

                                  ARTICLE III.

                             ADDITIONAL INFORMATION


Section  3.1.  Additional  Information.

     Prior to the Closing each party hereto will supply to the other all information reasonably required to enable the other party to make such due diligence investigation as the requesting party deems necessary and shall make available such persons as needed to verify or substantiate any information supplied.

Section  3.2.  Confidentiality.

     Each party hereto will treat confidentially all confidential information supplied and will use same solely to evaluate the contemplated transaction. No confidential information transmitted hereunder shall be disclosed to any third party, other than the party's directors, officers and legal and accounting advisors. They will not disclose information concerning this Agreement, to the public or the press, except as deemed necessary by Magellan with respect to disclosures it believes are required pursuant to federal securities laws and regulations.

Section  3.3.  Expenses.

     Each party will pay its own expenses with respect to preparation of this Agreement and documents attendant thereto.


                                   ARTICLE IV.

         CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES; TERMINATION

Section  4.1.  Conditions  Precedent  to  Obligations  of  Magellan.

     The obligations of Magellan under this Agreement are, at its option, subject to the satisfaction at the Closing on the Closing Date of the following conditions precedent:

      (a) The representations and warranties of the Shareholders contained in this Agreement were true when made and shall continue to be true at all times after the date hereof an as of the Closing on the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing on the Closing Date, subject to changes permitted by the provisions of this Agreement or in the ordinary course of the Nickel Palace business to the extent contemplated with in such representations and warranties so long as such changes are not prohibited by the provisions of this Agreement and will not, together with all other events prior to Closing, result in there being a material adverse change in the condition, financial or otherwise, and results of operations of the Nickel Palace. The Shareholders shall deliver at the Closing a certificate to the foregoing effect.

     (b) Other than as set forth in the Schedules to this Agreement, there has been no materially adverse change in the financial condition, business or operations since the date of Balance Sheet of the Nickel Palace, other than changes in the ordinary course of business which have not been materially adverse.

     (c) Each of the Shareholders shall have satisfied all the conditions and performed all the covenants and agreements on their part required by this Agreement to be satisfied and performed and shall not be in default under any of the provisions of this Agreement.

      (d) No litigation, proceeding, investigation or inquiry shall be pending or threatened to set aside the authorization of this Agreement, or to enjoin or prevent the consummation of the transactions contemplated hereby, or to enjoin or prevent the consummation of the transactions contemplated hereby, or involving any of the assets of the Nickel Palace, which might materially and adversely affect the business or prospects of the Nickel Palace.

     (e) All consents of third parties necessary to prevent (i) any material agreement of the Nickel Palace from terminating or (ii) any indebtedness of the Nickel Palace from becoming due or being subject to becoming due, in each case as a result of the transactions contemplated by this Agreement, shall be delivered to Magellan.

      (f) The Shareholders shall have delivered to Magellan the stock certificates evidencing the Nickel Palace Common Stock and the Nickel Palace Warrants owned by each, each duly endorsed in blank.

     (g) Each of the Shareholders shall have executed and delivered to Magellan a letter in the form of Schedule 4.1(g) concerning their investment intent with respect to the Nickel Palace Securities to be received by each hereunder.

     (h) The information required under Section 1.5 hereof with respect to the designees of the Shareholders to be the officers and directors of Magellan shall have been delivered to Magellan.

      (i) Such certified resolutions, certificates, telephone confirmations, documents or instruments with respect to each of the Shareholders and the Nickel Palace as Magellan may reasonably have requested prior to the Closing Date to carry out the intent and purpose of this Agreement shall have been delivered to Magellan.

 Section  4.2.  Conditions  Precedent  to  the  Obligations of the Shareholders.

     The obligations of the Shareholders under this Agreement are, at their option, subject to the satisfaction at the Closing on the Closing Date of the following conditions precedent:

     (a) The representation and warranties of Magellan contained in this Agreement were true when made and shall be true at and as of the closing on the Closing Date as though such representations and warranties had been made at and as of the Closing on the Closing Date, subject, in each case, to changes in the ordinary course or as permitted by the provisions of this Agreement, and Magellan shall deliver a certificate to this effect from its President.

      (b) The irrevocable letter of instructions to the Transfer Agent of Magellan authorizing the issue of the Magellan Common Stock and Magellan Warrants as set forth in Section 1.1 of this Agreement shall have been delivered by Magellan to the Shareholders.

     (c) Magellan shall have satisfied all the conditions and performed all the covenants and agreements on its part required by this Agreement to be satisfied and performed and shall not be in default under any of the provisions of this Agreement.

      (d) No litigation, proceeding, investigation or inquiry shall be pending or threatened to set aside the authorization of this Agreement or to enjoin or prevent the consummation of the transactions contemplated hereby.

      (e) Such certified resolutions, certificates, documents or instruments with respect to Magellan as the Shareholders may reasonably have requested prior to the Closing Date hereof to carry out the intent and purpose of this Agreement shall have been delivered.

Section  4.3.  Termination  of  Agreement.

     This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing on the Closing Date:

          (a)  By  mutual  consent  of  Magellan  and  the  Shareholders.

      (b) By the Shareholders if Magellan shall fail to or refuse to perform or observe any covenant or agreement hereof to be performed or observed by it on or prior to the Closing on the Closing Date or any condition to the obligations of the Shareholders hereunder shall not have been met or satisfied prior to the Closing on the Closing Date. Failure of the Shareholders to exercise their right of termination pursuant hereto, at any time or from time to time, shall not be deemed a waiver of their right to terminate the Agreement pursuant to the provisions of this subparagraph (b) even if the failure or refusal to perform or observe a covenant or agreement hereof, or the failure of any condition to be met or satisfied, is subsequently cured prior to the Closing on the Closing Date.

     (c) By Magellan if the Shareholders shall fail to perform or observe an covenant or agreement hereof to be performed or observed by them on or prior to the Closing on the Closing Date or any condition to the obligations of Magellan hereunder shall not have been met or satisfied prior to the Closing on the Closing Date. Failure of Magellan to exercise its right of termination pursuant hereto, at any time or from time to time, shall not be deemed a waiver of its right to terminate the Agreement pursuant to the provisions of this subparagraph
(c), even if the failure or refusal to perform or observe a covenant or agreement hereof, or the failure of any condition to be met or satisfied, is subsequently cured prior to the Closing on the Closing Date.


                                   ARTICLE V.

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

 Section  5.1.  Representations  Contained  in  Agreement.

     The representations and warranties contained in this Agreement and in any schedules, certificates or other documents delivered pursuant hereto shall survive the execution and delivery hereof and the Closing for a period of three
(3)  years.

 Section  5.2.  Entire  Agreement.

     This Agreement sets forth the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement (written or oral) of intent. No provision of this Agreement shall be construed to confer any rights or remedies on any person other than the parties hereto.

 Section  5.3.  Indemnification  by  the  Shareholders.

     For claims asserted with respect to the matters set forth below, including tax matters, during the time periods set forth in Section 5.1 the Shareholders, jointly and severally agree to indemnify in respect of, and hold Magellan harmless against, any and all damages, claims, deficiencies, losses, and all expenses (including interest, penalties, and reasonable attorneys' and accountants' fees and disbursements) (collectively, "Damages"), based upon, resulting from or otherwise in respect of any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of the Shareholders under this Agreement.

 Section  5.4.  Indemnification  by  Magellan.

      For claims asserted during the time periods set forth in Section 5.1, Magellan agrees to indemnify in respect of, and hold the Shareholders and the Nickel Palace harmless against, any and all Damages based upon, resulting from or otherwise in respect of any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of Magellan under this Agreement.

 Section  5.5.  Notice  and  Opportunity  to  Defend.

     The party claiming indemnification hereunder (the "Indemnified Party") shall give the other party (the "Indemnifying Party") written notice of any claim, event, misrepresentation, breach or occurrence giving rise to such claim for indemnification within 60 days of its discovery of any such claim, event, misrepresentation, breach or occurrence. Failure to give such notice within the aforesaid time period shall release the Indemnifying Party from any liability therefor under the provisions of Section 5.4 hereof. The Indemnifying Party shall have the right at its sole cost and expense to:

     (a) cure the claim, event, misrepresentation, breach, or occurrence giving rise to the right of indemnification within 60 days following receipt of such notice; provided, however, that if such cure is commenced within such 60 day period and is pursued diligently and in good faith to completion, such period shall be extended for a reasonable sufficient period of time to enable such cure to be completed, or

     (b) defend any third party claim, other than a claim by or through any taxing authority, alleged to give rise to the right of indemnification with counsel satisfactory to the Indemnified Party, and the Indemnifying Party shall be liable to the extent of all Damages. In computing the amount for which any party is liable under this Agreement, there shall be deducted an amount equal to any tax savings or benefits, insurance recoveries, benefits or off-sets to which the Indemnified Party shall be entitled directly as a result of the Damages.

                                   ARTICLE VI.

                            POST-CLOSING OBLIGATIONS

 Section  6.1.  Further  Assurances.

     Following the Closing, each of the parties hereto shall each execute and deliver such documents, and take such other action, as shall be reasonably requested by any of the other parties hereto to carry out the transactions contemplated by this Agreement.

 Section  6.2.  Publicity.

     Except as permitted by Section 3.2 hereof, the parties hereto shall not issue or make, or cause to have issued or made, any publicity release or announcement concerning the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by all parties.


                                  ARTICLE VII.

                                  MISCELLANEOUS

 Section  7.1.  Notices.

     All notices or other communications required or permitted by this Agreement shall be sufficiently given if in writing and only delivered (personally, by courier service such as Federal Express or by other messenger) or mailed by registered or certified mail, return receipt requested, as follows:

           If  to  the  Shareholders,  as  follows:

          330-J  North  Maple  Street
          Burbank,  California  91505
          Attention:  Marc  Fusco,  Michael  Garrity,  and  Michael  Gabrawy

     If  to  Magellan,  as  follows:

          Magellan  Filmed  Entertainment,  Inc.
          8756  122  Avenue  NE
          Kirkland,  Washington  98033
          Attention:  Patrick  F.  Charles,  President

or  to  such  other  address as hereafter shall be furnished as provided in this
Section  7.1  by  any  of  the  parties  hereto  to  the  other  party  hereto.

Section  7.2.  Assignment  and  Amendment.

     This Agreement shall not be assignable by any party, and shall not be altered or otherwise amended except pursuant to a writing executed by all of the parties hereto.

 Section  7.3.  Severability.

     If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

 Section  7.4.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all of the parties hereto.

 Section  7.5.  Variation  in  Pronouns.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

 Section  7.6.  Indulgences,  Etc.

     Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

 Section  7.7.  Controlling  Law;  Jurisdiction.

     This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Nevada, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

Section  7.8.  Resolution  of  Disputes;  Arbitration.

     All disputes concerning this Agreement or any claim or issue of any nature (whether brought by the Parties hereto or by any other person whatsoever) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in King County, WASHINGTON, which arbitration will proceed in accordance with the rules of the American Arbitration Association (or any successor organization thereto) then in force for resolution of commercial disputes.

     The Arbitrators themselves shall have the right to determine and to arbitrate the threshold issue of arbitrability itself, the decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction.

     Each entity or Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals).

 Section  7.9.  Exhibits  and  Schedules.

     All Exhibits and Schedules attached hereto are incorporated by reference into, and made a part of, this Agreement.

 Section  7.10.  Headings.

     The Article and Section headings are for convenience only, and they shall not affect the interpretation of this Agreement.

Section  7.11.  Waiver  of  Rights.

     The Shareholders waive any and all Dissenter's Rights under the Laws of the State of Nevada.

Section  7.11.  Full  Disclosure;  Acknowledgement  of  Restriction on Transfer.

     The Shareholders declare that they had been given access to all material information concerning Magellan and its affairs, and that any and all questions they had posed had been fully answered to their satisfaction. They also acknowledged that they understood that the Magellan Securities they will be receiving are "Restricted Securities" with the meaning of the State and Federal Securities Acts, which they understand mean that there are restrictions upon their rights to sell or other wise disposed of those securities, that their certificates would actually contain a legend to that effect, and that they may have to hold these Securities for an indefinite amount of time.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.


THIS  SPACE  LEFT  BLANK  INTENTIONALLY  -  SIGNATURE  PAGES  FOLLOW

                                          MAGELLAN

ATTEST:                    MAGELLAN  FILMED  ENTERTAINMENT,  INC


__________________________          By:___s/Patrick  F.  Charles_________
                                          ----------------------
                                   Patrick  F.  Charles,  President




ATTEST:          SHAREHOLDERS


                                     MICHAEL  GARRITY

__________________________          By:__s/Michael  Garrity______________
                                         ------------------
Michael  Garrity



ATTEST:                              MICHAEL  GABRAWY

__________________________          By:__s/  Michael  Gabrawy_____________
                                         --------------------
                                   Michael  Gabrawy



ATTEST:                                   MARC  FUSCO

__________________________          By:___s/Marc  Fusco________________
                                          -------------
                                   Marc  Fusco